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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-220840-09) (the "Registration Statement") and the accompanying prospectus of our reports dated May 9, 2017, on our audits of the financial statements of 800 Cottontail, LLC (now known as CyrusOne-NJ LLC) and Sentinel NC-1, LLC (now known as CyrusOne-NC LLC) as of December 31, 2016 and for the year then ended, included as Exhibit 99.1 and Exhibit 99.2, respectively, to Amendment No. 1 to CyrusOne Inc.'s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 9, 2017 and incorporated by reference in this Registration Statement and accompanying prospectus.

        We also consent to the reference to our firm under the caption "Experts" in this Registration Statement and accompanying prospectus.

/s/ EISNERAMPER LLP

New York, NY
November 28, 2017

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM